Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019-6142 +1 212 506 5000 orrick.com

April 2, 2025

WFN Credit Company, LLC

3095 Loyalty Circle

Columbus, Ohio 43219

Re: World Financial Network Credit Card Master Note Trust

World Financial Network Credit Card Master Trust

WFN Credit Company, LLC

Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as counsel for WFN Credit Company, LLC, a Delaware limited liability company (“WFN LLC”), as registrant, in connection with the above-referenced Registration Statement on Form SF-3 to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on the date hereof (the “Registration Statement”), for the registration under the Act of (i) one or more collateral certificates (collectively, the “Collateral Certificates”) issued, or to be issued, by World Financial Network Credit Card Master Trust (“WFNMT”) and (ii) series of notes (collectively, the “Notes”) to be issued from time to time on or after the date hereof by the World Financial Network Credit Card Master Note Trust (the “Note Trust”) secured by the Collateral Certificates. Each series of Notes may be comprised of a number of classes of Notes. Each class of Notes may be comprised of a number of tranches of Notes.

The Collateral Certificates were, or will be, issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 17, 1996, amended and restated as of September 17, 1999 and amended and restated a second time as of August 1, 2001, filed as Exhibit 4.30 to the Registration Statement, as amended by the Omnibus Amendment referred to below, the Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, filed as Exhibit 4.31 to the Registration Statement, the Third Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2005, filed as Exhibit 4.32 to the Registration Statement, the Fourth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 13, 2007, filed as Exhibit 4.33 to the Registration Statement, the Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 26, 2007,

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filed as Exhibit 4.34 to the Registration Statement, the Sixth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 27, 2008, filed as Exhibit 4.35 to the Registration Statement, the Seventh Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 28, 2010, filed as Exhibit 4.36 to the Registration Statement, the Eighth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 9, 2011, filed as Exhibit 4.37 to the Registration Statement, the Ninth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 2016, filed as Exhibit 4.38 to the Registration Statement, the Tenth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 16, 2018, filed as Exhibit 4.39 to the Registration Statement, the Eleventh Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 11, 2020, filed as Exhibit 4.40 to the Registration Statement, the Twelfth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 27, 2020, filed as Exhibit 4.41 to the Registration Statement, and the Thirteenth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of April 26, 2024, filed as Exhibit 4.42 to the Registration Statement, each among WFN LLC, as the transferor (the “Transferor”), Comenity Bank (the “Bank”), as servicer (the “Servicer”), and U.S. Bank National Association (“U.S. Bank”), as successor to MUFG Union Bank, N.A. (“Union Bank”) and other predecessor entities, as trustee (the “Collateral Trustee”), and as supplemented by the Supplemental Agreement to Second Amended and Restated Pooling and Servicing Agreement, dated as of August 9, 2010, filed as Exhibit 4.43 to the Registration Statement, among the Transferor, the Servicer and the Collateral Trustee, as further supplemented by the Succession Agreement, dated as of June 18, 2021, by and among the Transferor, Union Bank, as resigning Collateral Trustee, and U.S. Bank, as successor Collateral Trustee, filed as Exhibit 4.44 to the Registration Statement (as so amended and supplemented, the “Pooling and Servicing Agreement”), and as further supplemented by a Collateral Series Supplement, dated as of August 21, 2001, filed as Exhibit 4.45 to the Registration Statement, as amended by the First Amendment to the Collateral Series Supplement, dated as of November 7, 2001, filed as Exhibit 4.46 to the Registration Statement, and as further amended by the Second Amendment to the Collateral Series Supplement, dated as of July 6, 2016, filed as Exhibit 4.47 to the Registration Statement, each among the Transferor, the Servicer and the Collateral Trustee (as so amended, the “Collateral Supplement” and together with the Pooling and Servicing Agreement, the “PSA”). The Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2001, between the Note Trust and U.S. Bank, successor to Union Bank and other predecessor parties, as indenture trustee (the “Indenture Trustee”), filed as Exhibit 4.1 to the Registration Statement, as amended by the Omnibus Amendment, and as supplemented by Supplemental Indenture No. 1, dated as of August 13, 2003, filed as Exhibit 4.3 to the Registration Statement, Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007, filed as Exhibit 4.4 to the Registration Statement, Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, filed as Exhibit 4.5 to the Registration Statement, Supplemental Indenture No. 4 to Master Indenture, dated as of June 28, 2010, filed as Exhibit 4.6 to the Registration Statement, Supplemental Indenture No. 5 to Master Indenture, dated as of February 20, 2013, filed as Exhibit 4.7 to the Registration Statement, Supplemental Indenture No. 6 to Master Indenture, dated as of July 6, 2016, filed as Exhibit 4.8 to the Registration Statement, Supplemental Indenture No. 7 to Master Indenture, dated as of June 11, 2020, filed as Exhibit 4.9 to the Registration Statement and Supplemental Indenture No. 8 to Master Indenture, dated as of April 26, 2024, filed as Exhibit 4.10 to the Registration, each between the Note Trust and the Indenture Trustee, and as further

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supplemented by the Succession Agreement, dated as of June 18, 2021, by and among the Bank, as administrator, the Note Trust, Union Bank, as outgoing Indenture Trustee, and U.S. Bank, as successor Indenture Trustee, filed as Exhibit 4.11 to the Registration Statement (as so amended and supplemented, the “Master Indenture”), and a related Indenture Supplement (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.12 to the Registration Statement. References to the “Omnibus Amendment” herein refer to the Omnibus Amendment, dated as of March 31, 2003, among the Transferor, the Servicer, the Note Trust, the Collateral Trustee and the Indenture Trustee, filed as Exhibit 4.2 to the Registration Statement.

We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed (collectively, the “Transaction Documents”). In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that (i) the Notes, upon the execution, authentication, issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be legal, valid and binding obligations of the Note Trust, enforceable against the Note Trust in accordance with their terms and (ii) the Collateral Certificates, upon issuance and sale thereof as contemplated by the Transaction Documents, will be legal, valid and binding obligations of WFNMT and entitled to the benefits of the PSA, in each case except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion is limited to the laws of the State of New York and the federal laws of the United States of America, and we have not considered and express no opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name wherever appearing in the Prospectus. In giving such consent, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP